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                                    EXHIBIT 5

                    OPINION OF MULDOON, MURPHY & FAUCETTE LLP
            AS TO THE LEGALITY OF THE COMMON STOCK REGISTERED HEREBY












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                                 April 19, 1999


Board of Directors
First Capital, Inc.
220 Federal Drive, N.W.
Corydon, Indiana 47112

      Re: FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK 1994 Option Plan (as assumed by First Capital, Inc. effective 12/31/98)

Ladies and Gentlemen:

      We have been requested by First Capital, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 51,298 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK 1994 Option Plan (as assumed by First Capital, Inc. effective 12/31/98).

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity of the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.



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Board of Directors
April 19, 1999
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      We hereby  consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                          Very truly yours,

                                          /s/ Muldoon, Murphy & Faucette LLP

                                          MULDOON, MURPHY & FAUCETTE LLP